                                 AMENDMENT NO. 6
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of April 29, 2005, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Investment Securities Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to add a new series portfolio, AIM Global Real Estate Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES


NAME OF FUND                                EFFECTIVE DATE OF ADVISORY AGREEMENT

AIM Global Real Estate Fund                              April 29, 2005

AIM High Yield Fund                                       June 1, 2000

AIM Income Fund                                           June 1, 2000

AIM Intermediate Government Fund                          June 1, 2000

AIM Limited Maturity Treasury Fund                        June 1, 2000

AIM Money Market Fund                                     June 1, 2000

AIM Municipal Bond Fund                                   June 1, 2000

AIM Real Estate Fund                                    October 29, 2003

AIM Short Term Bond Fund                                 August 29, 2002

AIM Total Return Bond Fund                              December 28, 2001

                                   "APPENDIX B
                           COMPENSATION TO THE ADVISOR

         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                           AIM GLOBAL REAL ESTATE FUND
NET ASSETS                                                        ANNUAL RATE

First $250 million...............................................    0.75%
Next $250 million................................................    0.74%
Next $500 million................................................    0.73%
Next $1.5 billion................................................    0.72%
Next $2.5 billion................................................    0.71%
Next $2.5 billion................................................    0.70%
Next $2.5 billion................................................    0.69%
Amount over $10 billion..........................................    0.68%


                               AIM HIGH YIELD FUND
NET ASSETS                                                        ANNUAL RATE

First $200 million...............................................    0.625%
Next $300 million................................................    0.55%
Next $500 million................................................    0.50%
Amount over $1 billion...........................................    0.45%


                                 AIM INCOME FUND
                        AIM INTERMEDIATE GOVERNMENT FUND
                             AIM MUNICIPAL BOND FUND
NET ASSETS                                                        ANNUAL RATE

First $200 million...............................................    0.50%
Next $300 million................................................    0.40%
Next $500 million................................................    0.35%
Amount over $1 billion...........................................    0.30%


                       AIM LIMITED MATURITY TREASURY FUND
NET ASSETS                                                        ANNUAL RATE

First $500 million...............................................    0.20%
Amount over $500 million.........................................    0.175%

                              AIM MONEY MARKET FUND
NET ASSETS                                                        ANNUAL RATE

First $1 billion.................................................    0.40%
Over $1 billion..................................................    0.35%


                              AIM REAL ESTATE FUND
NET ASSETS                                                        ANNUAL RATE

All Assets ......................................................    0.90%


                            AIM SHORT TERM BOND FUND
NET ASSETS                                                        ANNUAL RATE

All Assets ......................................................    0.40%


                           AIM TOTAL RETURN BOND FUND
NET ASSETS                                                        ANNUAL RATE

First $500 million...............................................    0.50%
Next $500 million................................................    0.45%
Over $1 billion..................................................    0.40%"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                               AIM INVESTMENT SECURITIES FUNDS


Attest:                                        By:
          -------------------------------          -----------------------------
              Assistant Secretary                        Robert H. Graham
                                                         President


(SEAL)


                                               A I M ADVISORS, INC.


Attest:                                        By:
          -------------------------------          -----------------------------
              Assistant Secretary                        Mark H. Williamson
                                                         President


(SEAL)